 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2018 (February 15, 2018)

CALMARE THERAPEUTICS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08696	36-2664428
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1376 Kings Highway
Fairfield, CT 06824
(Address of principal executive offices)
203-368-6044
(Registrant’s Telephone Number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

Based on the information available to it as of February 15, 2018 (at 4:30 pm EST), the Board of Directors (the “Board”) of the Registrant believes that there has not been a record date properly established in accordance with Delaware law with respect to the consent solicitation currently being conducted.

In order to clarify the situation, and to avoid continued confusion and additional expenditures by all parties concerned, the Board, on February 15, 2018, at approximately 4:57 pm EST, at a meeting of the Board established by proper notice to all directors, approved a resolution establishing the record date to be February 23, 2018 for the current consent solicitation.  It is the intention of the Board that by setting this record date, all parties will be able to proceed in an efficient manner without uncertainty and without additional time and expense to determine what the record date is.

To the extent that any party desires to, and is able to, demonstrate and determine that a different record date previously was properly established in accordance with Delaware law, the Board will proceed in accordance with that different determination.

Participants in Solicitation

THE COMPANY AND ITS DIRECTORS AND EXECUTIVE OFFICERS ARE DEEMED TO BE PARTICIPANTS IN THE CONSENT REVOCATION SOLICITATION. THESE PARTICIPANTS ARE IDENTIFIED IN THE COMPANY'S AMENDED DEFINITIVE CONSENT REVOCATION STATEMENT (AMENDMENT NO. 1) THAT THE COMPANY FILED WITH THE SEC ON JANUARY 16, 2018. INFORMATION REGARDING THE INTERESTS OF PARTICIPANTS OF THE COMPANY IN THE SOLICITATION OF CONSENT REVOCATIONS AND OTHER RELEVANT MATERIAL WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. SOME OF THIS INFORMATION HAS BEEN INCLUDED IN THE PRELIMINARY CONSENT REVOCATION MATERIALS THAT THE COMPANY FILED WITH THE SEC.

Additional Information

SHAREHOLDERS ARE ENCOURAGED TO READ THE COMPANY'S CONSENT REVOCATION STATEMENT AND SUBSEQUENT FILINGS, TOGETHER WITH ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE. THEY WILL CONTAIN IMPORTANT INFORMATION.

INVESTORS AND SECURITY HOLDERS WILL BE ABLE TO OBTAIN THE DOCUMENTS FREE OF CHARGE AT THE SEC'S WEBSITE, WWW.SEC.GOV, FROM CALMARE THERAPEUTICS INCORPORATED AT ITS WEBSITE, WWW.CALMARETHERAPEUTICS.COM OR BY WRITING TO CALMARE THERAPEUTICS INCORPORATED, 1375 KINGS HWY. STE 400, FAIRFIELD, CT 06824-5380 ATTENTION: INVESTOR RELATIONS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

February 15, 2018	Calmare Therapeutics Incorporated

	By:	/s/Conrad Mir
Conrad Mir
Chief Executive Officer